SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                          DATE OF REPORT: May 31, 1999
                        (Date of earliest event reported)


                          -----------------------------



                            NU SKIN ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                       001-12421              87-0565309
(State or other jurisdiction of    (Commission file number)   (I.R.S. employer
 incorporation or organization)                              identification no.)


                              75 West Center Street
                                Provo, Utah 84601
                    (Address of principal executive offices)


                                 (801) 345-6100
              (Registrant's telephone number, including area code)


                         ------------------------------

Item 5.  Other Events.


Acquisition of North America Affiliates

         On May 31, 1999, Nu Skin Enterprises ("Nu Skin") completed the acquisition of Nu Skin Canada, Inc., a Utah corporation, Nu Skin Guatemala, S.A., a Guatemalan corporation domesticated in the state of Delaware as Nu Skin Guatemala, Inc., a Delaware corporation, Nu Skin Mexico S.A. de C.V., a Mexican corporation domesticated in the state of Delaware as Nu Skin Mexico, Inc., a Delaware corporation, and Nu Family Benefits Insurance Brokerage, Inc., a Utah corporation. As consideration for these acquisitions, Nu Skin agreed to pay an aggregate of approximately $2.0 million in cash (inclusive of cash distributed by the acquired entities to their stockholders prior to the acquisitions) and agreed to assume net liabilities (after taking into consideration the cash distributed by the acquired entities) of up to $4.0 million. Certain stockholders of each of the acquired companies were also directors or executive officers of Nu Skin or held 5% or more of the Class A Common Stock or the Class B Common Stock. The percentages of the total consideration to be received by such stockholders are as follows:

Stockholder              Relationship with the Company                Percentage
-----------              -----------------------------                ----------
Blake M. Roney           Chairman of the Board and 5% Stockholder        30.3
Steven J. Lund           President, Chief Executive Officer,              5.0
                         Director and 5% Stockholder
Nedra D. Roney           5% Stockholder                                  25.3
Sandra N. Tillotson      Director, Executive Officer and 5% Stockholder  14.2
Craig S. Tillotson       5% Stockholder                                   7.1
R. Craig Bryson          5% Stockholder                                   7.1
Brooke B. Roney          Director and Executive Officer                   5.0
Keith R. Halls           Director and Executive Officer                   0.5


  The Agreement and Plan of Merger governing the acquisition of these affiliated companies is attached hereto as Exhibit 2.1.


Repurchase of Class A Common Stock

         Since December 31, 1998, Nu Skin has repurchased or agreed to repurchase in private transactions 20,000 shares of its Class A common stock from each of Kirk Roney, Park Roney, Burke Roney, Rick Roney and Mark Roney, all brothers of Blake Roney and Brooke Roney, directors and officers of Nu Skin, and Keith Halls, a director and officer of Nu Skin, for a purchase price of $16.00 per share.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

               2.1 Agreement and Plan of Merger dated May 3, 1999 by and among Nu Skin Enterprises, Inc., NSC Sub, Inc., NSG Sub, Inc., NSM Sub, Inc., NFB Sub, Inc., Nu Skin Canada, Inc., Nu Skin Guatemala, Inc., Nu Skin Guatemala, S.A., Nu Skin Mexico, Inc., Nu Skin Mexico, S.A. de C.V., Nu Family Benefits Insurance Brokerage, Inc. and certain stockholders

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       NU SKIN ENTERPRISES, INC.
                                       (Registrant)



                                       By:    /s/ M. Truman Hunt
                                              M. Truman Hunt
                                       Its:   Vice President and General Counsel


Date: June 23, 1999

                                INDEX TO EXHIBITS

Exhibit        Description

2.1 Agreement and Plan of Merger dated May 3, 1999 by and among Nu Skin Enterprises, Inc., NSC Sub, Inc., NSG Sub, Inc., NSM Sub, Inc., NFB Sub, Inc., Nu Skin Canada, Inc., Nu Skin Guatemala, Inc., Nu Skin Guatemala, S.A., Nu Skin Mexico, Inc., Nu Skin Mexico, S.A. de C.V., Nu Family Benefits Insurance Brokerage, Inc. and certain stockholders